                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SHOP AT HOME, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               SHOP AT HOME, INC.
                               5210 SCHUBERT ROAD
                                 P.O. BOX 12600
                           KNOXVILLE, TENNESSEE 37912

                         ______________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON FRIDAY, DECEMBER 6, 1996
                         ______________________________

         Notice is hereby given that the Annual Meeting of Shareholders of Shop at Home, Inc. (hereinafter called the "Company"), will be held at the LaQuinta Inn, located at 5634 Merchants Center Boulevard, Knoxville, Tennessee, on Friday, December 6, 1996 at 11:00 a.m., local time, for the following purposes:

         (1) To consider and to vote upon the election of six (6) directors to serve until the next Annual Meeting and until their successors are duly elected and qualified;

         (2) To consider and to vote upon a proposed amendment to the Company's Omnibus Stock Incentive Plan (the "Plan"), as described in the accompanying Proxy Statement;

         (3) To consider and to vote upon the approval of the selection of Coopers & Lybrand L.L.P., Certified Public Accountants, Knoxville, Tennessee, as the Company's independent auditors for the 1997 fiscal year; and

         (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice. The Annual Meeting may be adjourned from time to time without notice, other than the announcement of the adjournment at the Annual Meeting or any adjournment or adjournments thereof, and any and all business for which notice is hereby given may be transacted at any such adjourned Annual Meeting.

         The Board of Directors has fixed the close of business on November 1, 1996, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors

                                          A. E. Jolley, Secretary

Knoxville, Tennessee
November 15, 1996

YOUR REPRESENTATION AT THE MEETING IS IMPORTANT.  TO ENSURE YOUR
REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT, AT ANY TIME BEFORE IT IS VOTED.

                               TABLE OF CONTENTS

INFORMATION CONCERNING THE SOLICITATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Security Ownership of Certain Beneficial Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Director Nominees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Security Ownership of Management and Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Other Executive Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Remuneration of Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Summary Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Option Grants in Last Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values . . . . . . . . . . . . . . . . . . . . 9
         Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Compensation of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Omnibus Stock Incentive Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Transactions with Management and Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Compensation Committee Interlocks and Insider Participation  . . . . . . . . . . . . . . . . . . . . . . . .  10
         Transactions with Related Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Report on Executive Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Compensation Philosophy and Policies for Executive Officers  . . . . . . . . . . . . . . . . . . . . . . . .  11
         Base Salary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Annual Bonus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Long-Term Incentives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Chief Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Stockholder Return Comparisons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

PROPOSAL NO. 2 -- AMENDMENT TO THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

PROPOSAL NO. 3 -- APPOINTMENT OF AUDITORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

PROPOSAL NO. 4 -- OTHER BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Interests of Company Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Proposals of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Cost of Solicitation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Annual Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

APPENDIX A -- Amendment No. 1  Shop at Home, Inc. Omnibus Stock Incentive Plan  . . . . . . . . . . . . . . . . . . .  22

                               SHOP AT HOME, INC.
                               5210 SCHUBERT ROAD
                                 P.O. BOX 12600
                           KNOXVILLE, TENNESSEE 37912

            _______________________________________________________

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
            _______________________________________________________

                    INFORMATION CONCERNING THE SOLICITATION

         The accompanying proxy is solicited by the Board of Directors of Shop At Home, Inc. (the "Company"), for use at the Annual Meeting of Shareholders to be held on December 6, 1996, and any adjournments thereof, notice of which is attached hereto.

         This Proxy Statement and the Annual Report of the Company for the fiscal year ended June 30, 1996, have been mailed on or about November 15, 1996, to all shareholders of record on November 1, 1996.

         The purposes of the Annual Meeting are: [1] to consider and to vote upon the election of six (6) directors; [2] to consider and to vote upon an amendment to the Plan; [3] to consider and to vote upon the approval of the selection of Coopers & Lybrand L.L.P., Certified Public Accountants, Knoxville, Tennessee, as the Company's independent auditors for the fiscal year ended June 30, 1997; and [4] to consider such other business as may properly come before the meeting or any adjournment thereof.

         A shareholder of record who signs and returns a proxy in the accompanying form may revoke that proxy at any time before the authority granted thereby is exercised (i) by attending the Annual Meeting and electing to vote in person, (ii) by filing with the Secretary of the Company a written revocation, or (iii) by duly executing and filing with the Secretary of the Company a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with that specification. If no specification is made, all shares will be voted: FOR the election of all director nominees; FOR the proposed amendment to the Plan; and FOR ratification of the selection of Coopers & Lybrand L.L.P., Certified Public Accountants, Knoxville, Tennessee, as the Company's independent auditors for the fiscal year ended June 30, 1997.

         The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. If, however, any other matter does come before the meeting, the persons appointed in the proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

         The Board of Directors has fixed the close of business on November 1, 1996 (the "Record Date") as the record date for the Annual Meeting. The Company's only class of securities entitled to vote is its Common Stock, $.0025 par value per share ("Common Stock"). On the Record Date, the Company had outstanding 10,594,414 shares of Common Stock. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Shareholders will be entitled to one vote for each share held, which may be given in person or by proxy authorized in writing.

         Under the Tennessee Business Corporation Act (the "Act") and the Company's Bylaws, the presence, in person or by proxy, of a majority of the outstanding shares of Shop at Home Common Stock is necessary to establish a quorum of the Company's shareholders for the purpose of taking action at the Annual Meeting. For these purposes, shares which are present or represented by a proxy at the Annual Meeting will be counted for quorum purposes, regardless of whether the holder of the shares or proxy fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter.

         The directors standing for election must be elected by a plurality of the votes cast at the Annual Meeting. Any other action to be taken at the Annual Meeting, including the approval of the amendment to the Plan and the approval of the Company's independent auditors, must be approved by a majority of the votes cast. For these voting purposes, abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether any other action has been approved.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following information relates to the Common Stock of the Company beneficially owned, directly or indirectly, by all persons known to be the beneficial owners of more than five percent (5%) of the Common Stock as of November 1, 1996. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.

                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(6)


                                                                                    Sole Investment        Shared Investment
 Name and address of                 Sole Voting Power      Shared Voting Power     Power                  Power
 beneficial owner
                                     Number of        %      Number of        %     Number of       %     Number of       %
                                        Shares                  Shares                 Shares                Shares
 SAH Holdings, L.P.(1), (2),
 (5), (6)
 Global Network Television,
 Inc.
 Mortgage Funding Corporation
 Brownsville, TN
 J.D. Clinton                        1,391,755     11.7      5,448,400     44.5     5,697,659    42.1       594,096     5.6
 Naples, Florida

 W. Paul Cowell(4), (5), (6)                 0        0      5,313,456     43.4       413,456     3.9       134,944     1.3
 Knoxville, TN

 MediaOne,Inc.(3)(6)
 Frank A. Woods                              0        0              0        0       825,000     7.2             0       0
 Nashville, TN
--------------------------------------

(1) SAH Holdings, L.P. ("SAH") is a Tennessee limited partnership with Global Network Television, Inc., a Tennessee corporation ("Global"), as its sole general partner. J.D. Clinton is chairman, a director and the sole shareholder of Global.

(2) SAH currently owns 2,655,904 shares of Common Stock (25.1% of shares issued and outstanding). Mr. Clinton's wife owns, individually, 5,000 shares of Common Stock that are assumed to be beneficially owned by SAH. Mortgage Funding Corporation, a corporation wholly owned by Mr. Clinton, owns 100,000 shares of Common Stock that are assumed to be beneficially owned by SAH. SAH holds warrants to purchase up to 1,650,000 shares of Common Stock from the Company. Global holds warrants to purchase up to 742,500 shares of Common Stock from the Company which is assumed to be beneficially owned by SAH. SAH owns an option to purchase 594,096 shares of Common Stock from W. Paul Cowell. Global also holds the Company's $2,000,000 Variable Rate Convertible Secured Note, Due 2000, which it may convert to a total of 544,255 shares of Common Stock. If these warrants and options were exercised, and the note converted to stock, SAH would beneficially own 6,291,755 shares (or 46.5%) of the 13,531,169 shares of Common Stock that would then be outstanding.

(3) MediaOne, Inc. is a Tennessee corporation of which Frank A. Woods serves as an executive officer and director. Members of Mr. Woods' immediate family own MediaOne, Inc. MediaOne owns warrants to purchase up to 825,000 shares of Common Stock.

(4) Mr. Cowell presently owns 1,007,552 shares of Common Stock (9.5% of the shares issued and outstanding). Mr. Cowell has granted an option to purchase 594,096 of those shares to SAH. In addition, Mr. Cowell is the income beneficiary and has a limited right to name the beneficiary of the trust which owns 134,944 shares.

(5) Mr. Cowell and SAH have agreed that so long as the options granted to SAH remain outstanding, Mr. Cowell and SAH will vote all of their shares together with respect to the composition and election of directors. For the purposes of calculating Shared Voting Power, SAH is deemed to own the following shares of Shop at Home Common Stock: SAH -- 4,900,000 shares (including 594,096 now owned by Mr. Cowell), and W. Paul Cowell -- 548,400 shares (including 134,944 shares owned by a trust). Mr. Cowell is deemed to own the same shares with the exception of the shares owned by the trust.

(6) The shares subject to warrants, options, or conversion rights described in Notes (2) and (3) are deemed to be outstanding for the purposes of computing the percentage of outstanding Common Stock beneficially owned by SAH and W. Paul Cowell.


                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

         The terms of all present directors will expire upon the election of new directors at the Annual Meeting. The Board of Directors proposes the election of the nominees listed below to serve until the next Annual Meeting, and until their successors are duly elected and qualified. Unless contrary instructions are received, it is intended that the shares represented by the Proxy solicited by the Board of Directors will be voted in favor of the election as directors of all the nominees named below. If for any reason any of the nominees is not available for election, the persons named in the Proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that any of these nominees will fail to be candidates at the meeting, and therefore, does not at this time have any substitute nominee under consideration. The information relating to the six (6) nominees set forth below has been furnished to the Company by the individuals named. All of the nominees are presently directors of the Company, having been elected at the Company's Annual Meeting held on October 26, 1995. The Company's Bylaws specify that the Company's President shall be a member of its Board of Directors.

         The Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE LISTED NOMINEES.

DIRECTOR NOMINEES

         J.D. Clinton. Shop At Home Director and Chairman of the Board since 1993. Chairman, President and Chief Executive Officer, Independent Southern Bancshares, Inc., Brownsville, Tennessee, a diversified financial institutions holding company. Chairman and Director, Brownsville Bank, Brownsville, Tennessee. Chairman and Director, Tennessee Bank & Trust, Millington, Tennessee. Director, Union Savings Bank, Covington, Tennessee. Director, Southern Financial, Inc., Nashville, Tennessee. Age 52. Graduate of the University of Memphis.

         W. Paul Cowell. Shop At Home Director since 1988, and Chairman of the Board from 1990 through 1993. President and Chief Executive Officer, Warren & William, Inc. (formerly National Book Warehouse, Inc.,) a discount bookstore chain since 1989. President and Owner, Book Ends Discount Book Stores, Inc., since 1987. Director, Global Christian Ministries, Inc. Age 54.

         A.E. Jolley. Shop At Home Director and Secretary/Treasurer since 1986. President, Lakeway Containers, Inc., Morristown, Tennessee, a corrugated container manufacturer, since 1975. Director, Franklin Federal Savings Bank. Director, Kingwood School, Morristown, Tennessee. Commissioner, Morristown
City Planning Commission. Member, Board of Trustees, Walters State Community College. Age 56.

         Kent E. Lillie. Shop at Home Director since 1993. Shop At Home President and Chief Executive Officer since September, 1993. Vice President and General Manager, WATL-TV, Atlanta, Georgia, 1992-1993. Vice President and General Manager, WPTY-TV, Memphis, Tennessee, 1987-1992. Age 50. Graduate of Sacramento City College.

         Joseph I. Overholt. Shop At Home Director since 1986. President and Owner of Planet Systems, Inc., a computer software development company engaged in the satellite delivery of computer data, since 1992. President and Owner of Skylink Communications since 1989. Shop At Home Vice President from 1986 through August, 1993. Age 48. Graduate of The University of Tennessee.

         Frank A. Woods. Shop At Home Director since 1993. Chairman of the Board and Director of MediaOne, Inc., Nashville, Tennessee, a communications consulting and strategic planning firm since 1991. Partner, The Woods Group, Nashville, Tennessee, a merchant banking firm which specializes in mergers and acquisitions, corporate finance and strategic planning services. Age 55. Graduate of Vanderbilt University and Vanderbilt University School of Law.

         The principal business activity of each of the above Directors has been as shown above during the past five years, except that in some cases the individual has been employed by a predecessor organization or has undertaken greater responsibilities with the same employer, a parent company, or a successor organization.

         The Board of Directors has no standing audit, nominating or compensation committees. The Board of Directors has appointed Kent E. Lillie, J.D. Clinton and Frank A. Woods to serve as an administrative committee to administer the Company's Omnibus Stock Incentive Plan.

         During the fiscal year ended June 30, 1996, the Board of Directors held five (5) meetings. No incumbent director attended fewer than 75% of the Board meetings during the year.

                 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

         The following information presents the beneficial ownership of the Common Stock of the Company as of November 1, 1996, by the Company's directors, the executive officers named in the Remuneration of Directors and Officers, and by all directors and executive officers as a group.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                     BY DIRECTORS AND EXECUTIVE OFFICERS(4)


NAME OF                                                                    Sole Investment      Shared Investment
BENEFICIAL OWNER              Sole Voting Power     Shared Voting Power    Power                Power

                              Number of              Number of             Number of            Number of       %
                                 Shares       %         Shares       %        Shares      %        Shares
J.D. Clinton(1),(3),(4)       1,391,755    11.7      5,448,400    44.5     5,697,659   42.1       594,096     5.6

W. Paul Cowell (3),(4)                0       0      5,313,456    43.4       413,456    3.9       134,944     1.3
A.E. Jolley                     501,092     4.7              0       0       501,092    4.7             0       0

Kent E. Lillie (5)              414,000     3.8              0       0       414,000    3.8             0       0
Joseph I. Overholt              509,200     4.8              0       0       509,200    4.8             0       0

Frank A. Woods(2)                     0       0              0       0       825,000    7.2             0       0

                                NUMBER OF SHARES BENEFICIALLY OWNED               % OF OUTSTANDING STOCK
DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP (14                      9,260,872                                     62.7%
PERSONS)(6)

______________________________________

(1) J.D. Clinton is deemed to be the beneficial owner of the shares, warrants and options to acquire shares, and the right to convert debt to shares, owned by SAH Holdings, L.P. and Global Network Television, Inc.

(2) Frank A. Woods is an executive officer and director of MediaOne, Inc., which owns warrants to purchase up to 825,000 shares of Common Stock.

(3) For the purposes of calculating Shared Voting Power, Mr. Clinton, and Mr. Cowell are deemed to own beneficially the following shares of Shop at Home Common Stock: J.D. Clinton -- 4,900,000 shares (including 594,096 now owned by Mr. Cowell), and W. Paul Cowell -- 548,400 shares.

(4)      The shares subject to warrants or options described in Notes (1) and
(3) are deemed to be outstanding for the purposes of computing the number of shares and percentage of outstanding of Common Stock beneficially owned by J.D. Clinton and W. Paul Cowell.

(5) Mr. Lillie owns 114,000 shares and has options, exercisable currently or within the next sixty days, to purchase an additional 300,000 shares. Mr. Lillie also has options to purchase 700,000 shares which are not currently exercisable.

(6) For the purposes of computing the number of shares and percentage of outstanding Common Stock beneficially owned by all Directors and Executive Officers as a Group, all shares subject to warrants or options held by members of the Group, which are exercisable currently or within the next sixty days, were assumed to be outstanding.

                            OTHER EXECUTIVE OFFICERS

         The following information relates to the executive officers of the Company as of the date of this Proxy Statement, other than those executive officers who also serve as directors of the Company, as noted above. With the exception of the President and Chief Executive Officer, who has an employment agreement with a term of five (5) years, and Mr. Nawy and Mr. Gratteau, each of whom has an employment agreement, the remaining executive officers serve at the discretion of the Board:

   Name                                                    AGE                   POSITION
   ----                                                    ---                   --------
   Thomas C. Sutula  . . . . . . . . . . . . . . . .        52      Executive Vice President and Chief
                                                                    Operating Officer
   Joseph Nawy . . . . . . . . . . . . . . . . . . .        53      Vice President of Finance

   H. Wayne Lambert  . . . . . . . . . . . . . . . .        46      Vice President of Operations

   Henry I. Shapiro  . . . . . . . . . . . . . . . .        50      Vice President of Merchandise
   Kent H. Gratteau, Jr. . . . . . . . . . . . . . .        53      Vice President of Broadcasting &
                                                                    Engineering

   Linda O. Ford . . . . . . . . . . . . . . . . . .        32      Vice President of Human Resources
   Sandra B. Emery . . . . . . . . . . . . . . . . .        51      Vice President of Customer Relations

   Michael S. Kokernak . . . . . . . . . . . . . . .        30      Vice President of Affiliate & Investor
                                                                    Relations

OTHER EXECUTIVE OFFICERS

         Thomas C. Sutula, Executive Vice President and Chief Operating Officer. Mr. Sutula joined the Company in July, 1995, and has extensive experience in marketing, merchandising and operations. Prior to joining the Company, Mr. Sutula was with Sears, Roebuck and Co. where he held numerous management positions, including National Logistics Manager, National Marketing Manager and General Merchandise Manager. Prior to that, he served as Vice President of Marketing for Hitachi Home Electronics and as Vice President - Sales &
Marketing for Great Bay Tool Corporation, a development company. Mr. Sutula also served as a sales and marketing consultant. Mr. Sutula is a graduate of Villanova University.


         Joseph Nawy, Vice President of Finance. Mr. Nawy has served as Vice President of Finance since September 8, 1994. Mr. Nawy possesses extensive experience in the direct mail industry, computer operations and distribution. Prior to joining the Company, during 1993 and 1994, Mr. Nawy was a loan officer with the firm of Morgan Carlton. From 1990 to 1993 Mr. Nawy was the Chief Operating Officer and Chief Financial officer of LP Music Group, a manufacturer and importer of percussion musical instruments. From 1987 to 1990, Mr. Nawy was the Chief Financial Officer of American Direct Industries, Inc., a direct mail retailer. Prior to that, Mr. Nawy served in a variety of positions, including as an accountant with Ernst & Young. Mr. Nawy is a certified public accountant and has an accounting degree from New York University.

         H. Wayne Lambert, Vice President of Operations. Mr. Lambert has served as Vice President of Operations for the Company since March, 1992. Immediately before joining the Company, he served as Operations Officer for National Book Warehouses, Inc., Knoxville, Tennessee. Prior to that employment, he served as Assistant Controller for the Knoxville News-Sentinel, Knoxville, Tennessee.
Mr. Lambert is a retired Captain of the Tennessee Air National Guard and a Base Budget Officer. He is a graduate of University of Tennessee.

         Henry I. Shapiro, Vice President of Merchandise. Mr. Shapiro has served as the Vice President of Merchandise for the Company since January of 1994. Immediately prior to joining the Company, Mr. Shapiro designed and manufactured jewelry for leading jewelry retailers, Home Shopping Network and QVC Manufacturing Company. Mr. Shapiro attended the Fashion Institute of Technology and Maryland University. He served as a consultant for jewelry manufacturers with special emphasis on the television markets in Thailand, Czechoslovakia, Hong Kong, Switzerland and Italy.

         Kent Gratteau, Vice President of Broadcasting and Engineering.
Mr. Gratteau joined the Company in August, 1995, and before that, he served for ten years as Engineering Manager for KWGN(TV), Denver, Colorado. He is member of the Society of Motion Picture and Television Engineers and has served that organization as Section Chairman and on the Board of Managers for the Rocky Mountain Section. Mr. Gratteau attended the University of Utah and Florida State University.

         Linda O. Ford, Vice President of Human Relations. Ms. Ford has served as the Vice President of Human Resources for the Company since May of 1996. Immediately prior to joining the Company, Ms. Ford served as a Human Resources Consultant for Phillips & Phillips Associates, Inc. From 1993 to 1995, she was the Manager of Human Resources for NATIONAL Auto/Truckstops, Inc. From 1989 to the time she joined NATIONAL, Ms. Ford was a Human Resources Manager for Union Oil Company of California.

         Sandra B. Emery, Vice President of Customer Relations. Ms. Emery has served as Vice President of Customer Relations for the Company since June, 1994. From 1992 until 1994, she served as Operations Manager of Order Entry and Customer Service for the Company. Prior to that time, she served as Operations Director for National Book Warehouse, Inc. Her other experience includes positions with Jostens' Printing and Publishing Company, R.V. Emery Company and Carousel of Curios.

         Michael S. Kokernack, Vice President of Affiliate & Investor Relations. Mr. Kokernack has served as Vice President of Affiliate & Investor Relations since June of 1996. Immediately prior to joining the Company, Mr. Kokernack served as Director of Affiliate Relations for the Video Catalog Channel in Knoxville, Tennessee. Prior to that position, Mr. Kokernak held the same title for ViaTV Network in New York City. Prior to that, Mr. Kokernak developed corporate partnerships for corporate funding of short and long form programming for News Broadcast Network. Mr. Kokernak also served as a consultant to Future Mart in Brentwood, New York, and for Satellite Market USA in New York City. Mr. Kokernak is a graduate of the University of Massachusetts.


                     REMUNERATION OF DIRECTORS AND OFFICERS


SUMMARY COMPENSATION

         The following table sets forth the compensation paid or accrued by the Company during the three fiscal years ended June 30, 1996, to those person who served as the Company's CEO during the 1996 fiscal year and were the Company's most highly compensated executive officers (other than the CEO) serving as of the end of the 1996 fiscal year whose compensation exceeded $100,000 (not more than four persons are required to be shown) (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                                COMPEN-
                                                                                SATION

                                                                                 AWARDS        ALL OTHER
                                        ANNUAL COMPENSATION                                     COMPEN-
                                                                                                SATION
                                                                                                 ($)
                                                                                SECURITIES
                                                             OTHER ANNUAL       UNDERLYING
                                                               COMPEN-           OPTIONS
 NAME AND PRINCIPAL                 SALARY       BONUS         SATION             /SAR
 POSITION                YEAR        ($)          ($)           ($)                (#)
 Kent E. Lillie(1)        1996      120,000        __         12,000(2)          500,000           --
 President/CEO
                          1995      120,000      50,000       12,000(2)          600,000       18,000(3)
                          1994      98,128         --          8,000(2)          600,000       24,000(4)
 Thomas C. Sutula,
 Executive Vice
 President/COO            1996    101,539(5)       --             --             100,000           --

 Joseph Nawy, Vice
 President of
 Finance/CFO              1996      96,000         --          3,500(2)           60,000        7,423(4)
                          1995     76,431(6)       --             --              60,000           --

______________________________________________________________

  (1)  Mr. Lillie commenced his employment with the Company in September, 1993.

  (2)  Other Annual Compensation consists of an automobile allowance.

  (3)  Other Compensation consists of a housing allowance.

  (4)  Other Compensation consists of a relocation allowance.

  (5)  Mr. Sutula commenced his employment with the Company in July 1995.

  (6)  Mr. Nawy commenced his employment with the Company in September 1994.


OPTION GRANTS IN LAST FISCAL YEAR

         Shown below is information concerning stock option grants to any Named Executive Officer who was granted a stock option during the 1996 fiscal year.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR



                            INDIVIDUAL GRANTS
                                                                                  POTENTIAL REALIZABLE VALUE
                                        % OF TOTAL                                AT ASSUMED ANNUAL RATES OF
                          OPTIONS/       OPTIONS/       EXERCISE                   STOCK PRICE APPRECIATION
                            SARS       SARS GRANTED     OR BASE                        FOR OPTIONS TERMS
                          GRANTED      TO EMPLOYEES      PRICE      EXPIRATION    --------------------------
 NAME                      (#)(1)     IN FISCAL YEAR      ($/SH)       DATE         5%($)          10%($)
 -------------------      --------    --------------    --------    ----------    ----------     -----------
 Thomas C. Sutula          100,000         33.9%         $2.81         (1)          $77,635       $171,553
---------------

(1) On July 21, 1995, Mr. Sutula was granted options to acquire 100,000 shares of common stock. Of the total options, options to acquire 20,000 shares vested on July 21, 1996, and options to acquire an additional 20,000 shares vests on each July 21 thereafter until fully vested. The options terminate on the earlier to occur of thirty (30) days after the termination of Mr. Sutula's employment with the Company or five years from the date vested.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         Shown below is information with respect to exercises by any Named Executive Officer during the 1996 fiscal year of options to purchase shares pursuant to the Company's stock options and information with respect to unexercised options to purchase shares held by such officers as of the end of the 1996 fiscal year.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUE

                                                                                       VALUE OF UNEXERCISED
                                                                 NUMBER OF UNEXER-         IN-THE-MONEY
                                                                 CISED OPTIONS/SARS       OPTIONS/SARS AT
                                                                  AT JUNE 30, 1996         JUNE 30, 1996

                      SHARES ACQUIRED ON                             EXERCISABLE/            EXERCISABLE/
 NAME                    EXERCISE (#)       VALUE REALIZED(s)(1)    UNEXERCISABLE         UNEXERCISABLE(1)
 -----------------       ------------       --------------------   ----------------      ------------------
 Kent E. Lillie            100,000               $221,875          200,000/200,000        $575,000/$575,000
-------------------

(1) Market value of underlying securities at exercise date of May 1, 1996, minus the exercise price of $1.00 per share. "In-the-Money" options are ones in which the fair market value of the underlying securities exceeds the exercise price of the options.

EMPLOYMENT AGREEMENTS

         On September 25, 1993, the Company executed an employment agreement with Kent E. Lillie whereby Mr. Lillie is to serve as the Company's President and Chief Executive Officer. Under the terms of the agreement, Mr. Lillie will be employed for an initial term of five (5) years with a base salary of $120,000 per year and an annual bonus of ten percent (10%) of the increase in the Company's net operating profit after taxes, over the previous fiscal year. Mr. Lillie receives car and other fringe benefits and allowances. The agreement provides that Mr. Lillie will be granted options to purchase up to 600,000 shares of Common Stock at an exercise price of $1.00 per share during the term of the agreement. Of those options, options to purchase 100,000 shares vested immediately, and additional options to purchase 100,000 shares will vest on each anniversary date of the agreement. The options expire on the earlier to occur of (a) five years after the date of vesting or (b) thirty days after termination of his employment with the Company. In the event of a "change of control" of the Company, as defined in the agreement, the agreement grants Mr. Lillie certain rights, including the right to resign at any time during the twelve months following the occurrence of the event, and to receive his base salary and monthly allowances for an additional twelve (12) months. In addition, any options to purchase stock not yet vested shall automatically vest on the date of termination.

         On June 21, 1996, the Board of Directors voted to increase Mr. Lillie's base compensation to $190,000 annually, and also granted to him options to purchase an additional 500,000 shares of the Company's Common Stock at a price of $3.75 per share. These options to purchase 100,000 shares vests on January 1, 1997, and options to purchase a total of 100,000 shares will vest on January 1 of each year thereafter for another four (4) years.

COMPENSATION OF DIRECTORS

         The Company pays no remuneration to its directors for their service as directors.

OMNIBUS STOCK INCENTIVE PLAN

         The Company's Omnibus Stock Incentive Plan (the "Plan") was adopted by the Company's Board of Directors on October 15, 1991, and approved by the Company's shareholders at the 1991 Annual Meeting of Shareholders.

         A special administrative committee of the Board of Directors was appointed to administer the plan. All employees of the Company are eligible to receive stock options and/or stock appreciation rights ("SARs") under the plan. Options granted under the plan can be either incentive stock options or nonqualified stock options. Incentive stock options to purchase Common Stock may be granted at not less than 100% of fair market value of the Common Stock on the date of the grant.

         SARs generally entitle the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the fair market value of a share of Common Stock on the date of the grant.

         A maximum of 1,500,000 shares of Common Stock may be issued upon the exercise of options and SARs.

         No option or SAR may be granted after October 15, 2001. No option that is an incentive stock option and any corresponding SAR that related to such option shall be exercisable after the expiration of ten (10) years from the date such option or SAR was granted for five (5) years after the expiration in the case of any such option or SAR that was granted to a 10% shareholder.

         Since its adoption through June 30, 1996, stock options for 630,000 shares of Common Stock have been granted under the Plan.

                   TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors of the Company does not have a Compensation Committee. All directors of the Company participate in executive compensation decisions. The members of the Board of Directors during the fiscal year ended June 30, 1996, were J.D. Clinton, W. Paul Cowell, A.E. Jolley, Joseph I. Overholt, Frank A. Woods, and Kent E. Lillie.

TRANSACTIONS WITH RELATED PARTIES

         The Company leases its Knoxville office and studio space from William and Warren, Inc., an entity owned by Mr. Cowell, and paid total lease payments of approximately $142,695 during the fiscal year ended June 30, 1996. Management of the Company determined that these terms and conditions were competitive with comparable commercial space being leased in the Knoxville market.

         On August 16, 1995, the Company issued its $2,000,000 Variable Rate Convertible Secured Note Due 2000 to Global Network Television, Inc. J.D. Clinton, a director of the Company is the sole shareholder and Chairman of Global Network Television, and that corporation is a principal shareholder of the Company. See "Security Ownership of Certain Beneficial Owners" herein.
The loan bears interest at the prime rate plus 2%, and is payable in 60 monthly installments. The loan is secured by a security interest in the inventory, accounts, and certain equipment, furniture and fixtures of the Company, as well as the stock of MFP, Inc., a subsidiary of the Company, and an assignment of the proceeds of any sale of the Federal Communications Commission license of Television Station WMFP, Lawrence, Massachusetts. Based upon management's knowledge of the commercial lending market, these terms and rates are considered competitive.

         In the year ended June 30, 1995, the Company contracted with MediaOne, Inc., to provide certain consulting services to the Company. In addition, MediaOne, Inc., acted as the commission broker for MFP, Inc., a Delaware corporation, from whom the Company acquired Television Station WMFP, Lawrence, Massachusetts. In consideration of its services as the commission broker, MediaOne was owed a commission at the closing of the acquisition of the station, which occurred on February 24, 1995. As a part of its acquisition, the Company agreed to assume responsibility for the payment of this commission. In August, 1995, the Company paid MediaOne $115,000 as payment in full for these consulting services and the brokerage commission. Frank A. Woods, a director of the Company, serves as an executive officer and director of MediaOne, Inc., and members of Mr. Woods' immediate family own that company.

         In the opinion of management, the terms of the above transactions were as fair to the Company as terms which could have been obtained or made with unaffiliated persons.

                        REPORT ON EXECUTIVE COMPENSATION

         Decisions on compensation of the Company's executives are made by the Company's Board of Directors. Each member of the Board, except for Kent E. Lillie, is a non-employee director. It is the responsibility of the Board to assure that the executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively service the interests of the Company and its stockholders. Pursuant to rules of the Securities and Exchange Commission designed to enhance disclosure of corporate policies toward executive compensation, set forth below is the report of the Board of Directors with respect to executive compensation.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

         The Company believes that the most effective executive compensation program aligns the interest of the Company's executives with the interests of its stockholders. The Company's primary corporate mission is to achieve profitability on a consistent basis and thereby enhance long-term stockholder value. In pursuit of that mission, the Board seeks to maintain a strong positive nexus between this mission and its compensation and benefit goals.

         The Company's executive compensation program exemplifies the Board's commitment to that nexus. The Company provides only minimal perquisites to its executive officers, relying instead upon compensation methods that emphasize overall Company performance. In addition, the Company maintains no contractual arrangements with any executive officer, other than its agreement with its

President, its Vice President of Finance, and its Vice President of Broadcasting & Engineering, thereby enhancing the opportunities for performance-based rewards to individuals.

    The Company's executive compensation program supports the Company's mission by:

    - Directly aligning the interests of executive officers with the long-term interests of the Company's stockholders by making Company stock appreciation over the long term the cornerstone of executive compensation through awards that can result in the ownership of substantial amounts of the Company's Common Stock.

    - Providing compensation opportunities that create an environment that attracts and retains talented executives on a long-term basis.

    - Emphasizing pay for performance by having a meaningful portion of executive compensation "at risk."

         At present, the Company's executive compensation program is comprised of three primary components: base salary, annual cash incentive (bonus) and long-term incentive opportunity in the form of stock options. Two of the three components of the Company's executive compensation plan -- bonus and stock options -- directly relate to overall performance by the Company. With respect to the third component -- salary -- the Company seeks to be at or below market, placing primary emphasis on the opportunities for greater reward through the availability of performance-based reward mechanisms.

BASE SALARY

         The base salary of the Company's President as listed in the Summary Compensation Table is governed by an Employment Agreement with the Company. As a part of its search, the Board determined that in order to attract an individual with knowledge and experience necessary to implement the Company's mission, the Company needed to provide that individual with a certain level of compensation. The Board also determined to place a greater portion of the compensation package in performance-based compensation (i.e., performance bonus and stock options), thereby providing an incentive for outstanding performance and minimizing the amount of guaranteed compensation. The Board believes that the Employment Agreement with Mr. Lillie contains an appropriate mix of guaranteed and performance-based compensation.

         The Company has no other employment agreements with any other employees, with the exception of Mr. Nawy and Mr. Gratteau. All other executive officer salaries are evaluated on an annual basis. In determining appropriate salary levels and salary increases, the Board considers achievement of the Company's mission, level of responsibility, individual performance, internal equity and external pay practices. In this regard, the Board attempts to set base salaries of all executive officers at rates at or below the rates of other individuals in equivalent positions in the market area. The Board determines those rates from information gathered by its members.

ANNUAL BONUS

         The Board believes that annual bonuses to executive officers encourage management to focus attention on key operational goals of the Company, and corporate and business earnings are the main performance measure for awards of bonuses. In that regard, the agreement with the Company's President provides a bonus of ten (10%) percent of the increase in the Company's net operating profit after taxes over the previous year. With respect to the other executive officers of the Company, the Board does not have a formal annual incentive plan. Instead, the Board has elected to review the corporate and business performance of the Company on a periodic basis, and make awards to executive officers if appropriate. In determining appropriate annual bonuses, the Board considers achievement of the Company's mission, level of responsibility, individual performance, internal equity, and external pay practices. In the fiscal year ended June 30, 1996, the Board elected not to award any cash bonuses to any executive officers.

LONG-TERM INCENTIVES

         The Company's only current long-term incentive compensation is stock options that are directly related to improvement in long-term stockholder value. The Board believes that stock option grants provide an incentive to executive officers that focuses each officer's attention on managing the Company from the perspective of an owner with an equity stake in the business. In addition, the Board believes that stock option grants provide the Company with a mechanism for recruiting individuals by providing an opportunity for those officers to profit from the results of their contributions to the Company. These grants also help ensure that operating decisions are based on long-term results that benefit the Company and ultimately the Company's stockholders.

         The options granted to executive officers provide the right to purchase shares of Common Stock usually at the fair market value on the date of grant. Usually, each stock option becomes vested and exercisable over a period of time, generally five years. The number of shares covered by each grant reflects the Board's assessment of the executive's level of responsibility, and his or her past and anticipated contributions to the Company. The size of option grants to individual executives is designed to reflect the impact the individual has on decisions that affect the overall success of the Company.

         The Company granted stock options for no shares of its Common Stock to its executive officers in the fiscal year ended June 30, 1993, and the Company granted stock options, for 210,000 shares of its Common Stock to its executive officers, other than the President, in the fiscal year ended June 30, 1994. In the fiscal year ended June 30, 1995, the Company awarded executive officers options to purchase up to 140,000 shares of Common Stock. In the fiscal year ended June 30, 1996, the Company awarded executive officers options to purchase up to 225,000 shares of Common Stock. Since June 30, 1996, the Company has awarded to its executive officers additional options to purchase up to 145,000 shares of Common Stock. These totals are exclusive of stock options granted to Kent E. Lillie and are net of any options which expired without being exercised.

CHIEF EXECUTIVE COMPENSATION

         The regulations of the Securities Exchange Commission require the Board to disclose the basis for the compensation of the Company's chief executive officer relative to the Company's performance. The Company's chief executive officer is its President, Mr. Kent E. Lillie. Mr. Lillie's compensation is governed by the terms of an Employment Agreement dated September 25, 1993.

         The Board's general approach in establishing Mr. Lillie's compensation was to provide a base salary below market, augmented by an annual bonus based upon specific corporate-wide performance criteria, and stock options reflective of the value of that performance. The Board approved a base salary of $120,000 as provided by the Employment Agreement, and an annual bonus of ten (10%) percent of the increase in the Company's net operating profits after taxes over the previous year. The Board determined, based upon the information available, that the base salary and annual bonus was below the market rate and within the Company's overall internal compensation goal. Mr. Lillie did not receive a bonus for the fiscal year ended June 30, 1996. Consistent with the goals stated above, that fact reflects the Company's overall performance during that fiscal year and not Mr. Lillie's performance.

         As a part of the Employment Agreement, Mr. Lillie was granted options to purchase up to 600,000 shares of stock of the Company at an exercise price of $1.00 per share. Those options vest over a period of five (5) years, with 100,000 shares vesting immediately upon employment. There was no grant of any other stock options during the fiscal year ended June 30, 1996. The Board, however, elected to grant Mr. Lillie on July 1, 1996, an option to purchase 500,000 shares of its Common Stock as addition long-term incentive. Also, effective July 1, 1996, the Board of Directors has increased Mr. Lillie's base salary to $190,000.

THE FOREGOING REPORT IS SUBMITTED BY ALL MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS WHOSE MEMBERS ARE AS FOLLOWS:

         J.D. Clinton             Kent E. Lillie
         W. Paul Cowell           Joseph I. Overholt
         A.E. Jolley              Frank A. Woods


                         STOCKHOLDER RETURN COMPARISONS

         The following line-graph compares the cumulative stockholder returns for the Company over the past five (5) years with a broad market equity index and a published industry or line-of-business index. For these purposes, the Company has chosen the Nasdaq Market Index and the MG Group Index. The MG Group Index is composed of companies classified as "Other Importers, Wholesalers and Retailers" by Media General Financial Services, Inc. The chart uses as a beginning price $1.50 which was the average of the high and low bid of the Company's Stock on June 30, 1991 (the last trading day prior to fiscal year 1992), and assumes $100 invested on that date.



                                     SATH


                                         Cumulative Total Return
                                   -----------------------------------
                                   6/91   6/92  6/93  6/94  6/95  6/96
SHOP AT HOME INC           SATH     100    45    136   164   200   282

PEER GROUP                 PPEERI   100   118    266   277   204   247

NASDAQ STOCK MARKET-US     INAS     100   120    151   153   204   261


                                 PROPOSAL NO. 2

                             AMENDMENT TO THE PLAN

         THIS SECTION OF THE PROXY STATEMENT DESCRIBES THE PROPOSED AMENDMENT TO THE SHOP AT HOME, INC. OMNIBUS STOCK INCENTIVE PLAN (THE "PLAN") TO BE VOTED ON BY COMPANY'S SHAREHOLDERS AT THE ANNUAL MEETING. THE FOLLOWING DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY THE PLAN, RESTATED TO INCORPORATE THE PROPOSED AMENDMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A.

         The Plan was originally adopted by the Company's Board of Directors on October 15, 1991, and was approved by the Company's shareholders at the 1991 annual meeting of shareholders, held on November 25, 1991.

         The amendment to the Plan adopted by the Board of Directors, and recommended for shareholder approval at the Annual Meeting, effective with respect to options granted on and after April 1, 1996, are as follows:

         1. To provide that all options and stock appreciation rights granted under the Plan shall provide for termination no later than three (3) months following termination of employment with the Company or an affiliate for any reason other than death or disability and no later than one (1) year following termination of employment because of disability.

         2. To amend the section of the Plan which provides that the Committee can decide to what extent a leave of absence from the Company shall be deemed an interruption of continuous employment to state that if the leave exceeds ninety (90) days and there is no guarantee of reemployment, the Participants's employment shall be deemed to have terminated on the 91st day of such leave.

         3. To provide that no option or stock appreciation right (other than options exercisable in the event of a change in control of the Company) may be exercised to the extent the exercise would cause the Participant to have compensation for any year in excess of $1 million and which is nondeductible by the Company or its affiliate.

         4. To provide that the rights under the Plan extend to rights granted by the Company and also the affiliates of the Company.

         Following is a description of the Plan incorporating the foregoing amendments:

         The award of Options and other rights pursuant to the Plan is intended to benefit the Company by (i) assisting it in recruiting and retaining officers and key employees with ability and initiative, (ii) providing personal financial incentive for officers and key employees, and (iii) associating the interests of officers and key employees with those of the Company and its shareholders through opportunities for increased stock ownership.

    The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

         Options. Generally, a stock option entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in the Option agreement. Two types of options (the "Options") may be granted under the terms of the Plan. One type, referred to as an "incentive stock option" or "ISO," will constitute an "incentive stock option" as contemplated by and defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The other type, referred to as a

"nonqualified stock option," does not qualify as an "incentive stock option" under Section 422 of the Code. The Plan Committee (as defined below) may in its discretion designate the status of options as ISOs or nonqualified options.

         SARs. In addition to the grant of Options, the Plan Committee may also grant stock appreciation rights ("SARs") under the terms of the Plan. An SAR entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount specified in an SAR agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the fair market value on the date of exercise over the value on the date of grant. A Corresponding SAR is an SAR granted in relation to a particular Option and can only be exercised upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates. A Corresponding SAR that is related to an ISO may be exercised only to the extent the ISO is exercisable and only when the fair market value exceeds the option price of the ISO. Each SAR may be granted as a Corresponding SAR or independently of the grant of an Option. As of this date, the Company has not issued any SARs under the Plan, and management of the Company has no present intention to issue SARs.

         Administration. The Plan is managed by a special committee ("Plan Committee") composed of two or more directors of the Company who are appointed by and serve at the pleasure of the Company's Board of Directors. A director who is appointed as a member of the Plan Committee must be (i) ineligible to receive an Option under the Plan, and (ii) may not have been granted existing securities under the Plan or any other plan of the Company or an affiliate of the Company during the one year period prior to becoming a member of the Plan Committee. The manner in which the members of the Board of Directors of the Company are selected, their terms of office, and the manner in which they may be removed from office are governed by the Tennessee Business Corporation Act, the Charter and the Bylaws of the Company. The current members of the Plan Committee are J.D. Clinton, Kent E. Lillie, and Frank A. Woods.

         The Plan Committee may interpret the Plan; prescribe the form of agreements; adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and make all other determinations necessary or advisable for the administration of the Plan. Among other things, the Plan Committee shall determine:

                 A.       to whom Options or SARs will be granted;

                 B. the number of shares of Common Stock to be granted under each Option or the amount of SARs to be granted;

                 C. whether Options granted shall be ISOs, nonqualified stock options, or a combination thereof;

                 D. whether the SAR will be a Corresponding SAR or granted independently of an Option;

                 E. the price to be paid for the Common Stock upon the exercise of each Option (the "Option Price"); and

                 F. the terms and conditions of each Option and SAR between the Company and a Participant.

         Any interpretation, determination or other action made or taken by the Plan Committee shall be final and conclusive.

         Term. The Plan will expire on October 15, 2001. No Option or SAR can be granted under the Plan after its termination. Termination of the Plan, however, will not affect the validity of any Option or SAR granted under the Plan prior to the termination.

         Amendments. The Plan may be amended or modified by the Board of Directors from time to time, except that the approval of the Company's stockholders will be required if the proposed amendment or modification would
(i) materially increase the benefits accruing to Participants under the Plan,
(ii) materially increase the aggregate number of shares of Common Stock that may be issued under the Plan, or (iii) materially change the requirements as to eligibility for participation in the Plan. No amendment shall, without a Participant's consent, adversely affect any rights of that Participant under any Option or SAR outstanding at the time the amendment is adopted.

         Participants. Options and SARs may be granted from time to time to employees of the Company or any Affiliate (including officers or directors who are also employees) who, in the judgment of the Plan Committee, has contributed or can be expected to contribute to the profits or growth of the Company or an Affiliate. For these purposes, an "Affiliate" means any subsidiary corporation or parent corporation as defined in Section 424 of the Code. A member of the Plan Committee may not participate in the Plan during the time that such participation would prevent the Committee from being "disinterested" for purposes of Securities and Exchange Commission ("SEC") Rule 16b-3.

         Agreement. Each Option and SAR under the Plan is evidenced by a written agreement between the Company and the Participant (an "Option Agreement" and an "SAR Agreement") and is subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as the Plan Committee may deem appropriate in each case:

         1. An Option or an SAR is exercisable, beginning on the date granted (the "Date of Grant") or on any other date established by the Plan Committee, subject to such limitations as are set forth in the Option or SAR agreement. The Participant must be an employee of the Company or of an affiliate on the date the Option or SAR is exercised (the "Date of Exercise"), or in the event of death or disability, exercise within the time periods set forth in the Option or SAR agreement. Notwithstanding this provision of the Plan, a number of the Option agreements currently in effect contain provisions giving the employee the right to exercise the Option to purchase stock of the Common Stock within some period after the employee terminates his or her employment with the Company. A typical provision states that an employee who is terminated without cause, may exercise the Options (including Options which have not vested) within thirty (30) days following termination.

         2. The price at which shares of Common Stock may be purchased under an Option (the "Option Price") is set by the Plan Committee, except that, with respect to ISOs only, the Option Price may not be less than (i) the fair market value at the Date of Grant, or (ii) in the case of an ISO granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries or parent corporation (a "Ten Percent Shareholder"), 110% of the fair market value at the Date of Grant. The Option Price may be paid in cash and/or such other consideration as the Plan Committee deems appropriate, including Common Stock already owned by the Participant having a fair market value equal to the Option Price.

         3. At the discretion of the Plan Committee, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock.

         4. No Participant may be granted ISOs or related SARs (under all incentive stock option plans of the Company or its Affiliates) which are first exercisable in any calendar year for stock have an aggregate fair market value (determined as of the Date of Grant) exceeding $100,000.

         5. The Plan Committee may, in its discretion, treat all or any portion of any period during which a Participant is on military or an approved leave of absence from the Company or any Affiliate as a period of employment for purposes of accrual of his or her rights under the Plan; provided, however, if the leave exceeds ninety (90) days and there is no guarantee of reemployment, the Participants's employment shall be deemed to have terminated on the 91st day of such leave.

         6. The Option Agreement shall specify the period for which an Option is granted (the "Option Period"), and the Option shall lapse at the end of the Option Period; provided, however, no Option that is an ISO and any Corresponding SAR that relates to an ISO shall be exercisable after the expiration of ten (10) years from the date of grant, or five (5) years after the date of grant in the case of an ISO or a Corresponding SAR that relates to an ISO granted to a Ten Percent Shareholder. The terms of any Option or SAR may provide that it is exercisable for a period of less that such maximum period. All Options and SARs shall terminate on the date that the Participant's employment with the Company or its affiliates terminates, except as provided in the Agreement with respect to retirement, death or disability. See the discussion of the rights of an employee to exercise an Option after the termination of his or her employment set out in 1. above.

         The Company, in accordance with federal regulations, may lend the Participant all or part of the Option Price, provided that the maximum loan amount shall not exceed the current market value at the time of purchase by the Participant of the shares of Common Stock acquired with the loan proceeds. The principal amount of the loan shall be repayable in not more than five (5) annual installments. The Participant shall pay interest on the unpaid principal balance at such rate as the Plan Committee shall determine, which shall be no less than the minimum rate necessary to avoid imputed interest or original issue discount under the Code. All shares of Common Stock acquired with cash borrowed from the Company shall be pledged to the Company as security for the repayment of the loan. As of this date, the Company has made no loans to enable any Participant to exercise an Option, and the management of the Company has no present intention to make any such loans.

         No Participant shall have any rights as a stockholder with respect to any shares subject to his or her Options or SARs until the Date of Exercise of such Option or SAR. In addition, neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate or in any manner affect any right and power of the Company to terminate the employment of any Participant at any time.

         Federal Income Tax Treatment. The Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code. The Plan has been structured so that Options granted pursuant to the Plan may qualify as "incentive stock options" under the Code.

                 A. ISOs. The grant of an ISO has no immediate federal income tax consequences to the Company or to the Participant. Likewise, the exercise of an ISO will not have an immediate federal income tax consequence to the Company or the Participant. The exercise of an ISO, however, may subject the Participant to federal alternative minimum tax in the year in which the ISO is exercised.

         To qualify for treatment as an "incentive stock option," [i] a Participant may not dispose of any shares received upon the exercise of an Option within two years from the date of grant or within one year from the date of the issuance of such shares (together the "Holding Periods"), and [ii] a Participant who ceases to be an employee of the Company must exercise his or her Option within three months after the date of his or her cessation of employment or, in the event of the Participant's cessation of employment due to permanent or total disability, within one year of his or her cessation of employment. In the event of the Participant's death, provided (i) the Participant was employed by the Company or its Affiliates on the date of his or her death, or within three months of his or her death, and
(ii) the Participant's estate or the person or persons to whom the Participant's rights pass by will or by the laws of descent or distribution, comply with all other terms of the Option, the Option will continue to qualify for treatment as an "incentive stock option."

         If the Option qualifies for treatment as an "incentive stock option," the Participant recognizes no taxable gain or loss either on the grant or the exercise of the ISO. The Participant will generally recognize long-term capital gain income upon the sale of any shares received upon the exercise of an Option provided the holding period applicable to long-term capital assets is satisfied. The Participant's gain will be equal to the difference between the net sale proceeds and the Participant's tax basis in the Common Stock received upon exercise of the ISO. Generally, the Participant's tax basis will be equal to the Option Price. Since the Participant recognizes no compensation income with respect to an ISO (except upon the occurrence of a disqualifying event, as discussed below), the Company is not entitled to any compensation tax deduction with respect to an ISO.

         If the Participant takes action which disqualifies the Option from treatment as an "incentive stock option" (such as the failure to meet the Holding Periods), then the Participant will recognize compensation or ordinary income in the year of the disqualifying event, and the Company will receive a tax deduction from its income in the tax year in which the Participant recognizes income, in an amount equal to the lesser of (i) the fair market value on the Date of Exercise minus the Option Price of the optioned shares, and (ii) the amount realized on the disposition minus the Option Price. The balance of the Participant's gain on disposition of the shares acquired pursuant to the exercise of the Option will be long-term capital gain, provided the holding period applicable to long-term capital assets is satisfied. For this purpose, the Participant's tax basis in the stock will include any ordinary income recognized on the disqual- ifying disposition of the stock.

         Any ordinary income recognized by the Participant will constitute wages for federal income and employment tax purposes. Accordingly, the Company may make whatever arrangements are necessary to ensure that funds equaling the amount of income and employment taxes required to be withheld are available for payment.

                 B. Nonqualified Options. The Participant will recognize no taxable gain or loss on the grant of a nonqualified option under the Plan.
Upon exercise of a nonqualified stock option, the Participant will recognize compensation or ordinary income in an amount equal to the excess of the fair market value of the shares of the Common Stock received over the Option Price of such shares. Upon a subsequent sale of the stock, the Participant will recognize short-term or long-term capital gain or loss depending upon the Participant's holding period for the stock. The Participant's gain will be equal to the difference between the net sale proceeds and the Participant's tax basis in the Common Stock received upon exercise of the nonqualified option. Generally, the Participant's tax basis will be equal to the Option Price plus the compensation income recognized at the time the nonqualified option is exercised. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the Participant upon the Participant's exercise of the Option.

                 C. SARs. The grant of an SAR has no immediate federal income tax consequences to the Participant. Upon the exercise of an SAR, the Participant generally must recognize ordinary income equal to any cash that is paid plus the fair market value of any Common Stock that is received in settlement of an SAR. The Company will not be entitled to a federal income tax deduction upon the grant of an SAR, but will be entitled to such a deduction upon the exercise of an SAR.

                 D. Change in Control. The Company has the authority to provide that all or some portion of the Options and SARs granted under the Plan may become immediately exercisable in the event of a change in control of the Company or the sale of substantially all of its assets (together a "Change in Control"). It is likely that the exercise of the Options and SARs by certain of the Participants in the event of a Change of Control will result in certain negative tax consequences to the Participant. Section 4999 of the Code imposes an excise tax of 20% of the amount of any "excess parachute payment" to an officer, shareholder or highly compensated individual that is contingent on a change of control of the corporation or in the ownership of a substantial portion of the assets of the corporation. An "excess parachute payment" is generally defined as the amount by which the payment upon the change in control exceeds three (3) times the employee's "base compensation." In addition, the Code denies a tax deduction to the Company for payment of an "excess parachute payment."

         State Income Tax Treatment. The grant, exercise and/or subsequent sale of shares acquired upon exercise of an Option awarded under the Plan may also have state and local tax effects. While these tax effects will depend on the jurisdictions involved, such as where the Participant is employed and where he or she resides, generally, the grant, exercise and/or subsequent sale of shares acquired upon the exercise of an ISO or a nonqualified stock option has state income tax consequences similar to the federal income tax consequences described above. Tennessee has only a limited tax on incomes received by individuals, limited generally to the receipt of dividends from stocks and interest from bonds (as those terms are defined in the statute). The capital gain associated with the receipt of stock under an Option and the subsequent sale of that stock does not generate income subject to the Tennessee Income Tax.

         The foregoing summary is a general summary of the significant federal and state income tax consequences of ISOs and nonqualified stock options. This summary is not intended to be an exhaustive discussion of all of the relevant tax issues related to such Options. Rather, it represents the Company's best understanding of the primary federal and state income tax ramifications involved in connection with such Options under the Code.

         Transfer. No Option or SAR shall be transferred other than by will or the laws of descent and distribution. Options and SARs may be exercised during the lifetime of the Participant only by the Participant. In the event of a permitted transfer, the Option and any Corresponding SAR that relates to the Option must be transferred to the same person or entity. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation or liability of such Participant.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE PROPOSAL.


                                 PROPOSAL NO. 3

                            APPOINTMENT OF AUDITORS

         On October 25, 1996, the Board of Directors determined to recommend the appointment of Coopers & Lybrand L.L.P., Certified Public Accountants, Knoxville, Tennessee, as the independent auditors of the Company for the fiscal year ended June 30, 1997, subject to approval by the shareholders. Coopers & Lybrand served as the Company's independent auditors for the fiscal year ended June 30, 1996. The Company does not anticipate that representatives of Coopers & Lybrand will be present at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE PROPOSAL.

                                 PROPOSAL NO. 4

                                 OTHER BUSINESS

         The Board of Directors of the Company currently is unaware of any proposal to be presented at the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. Should any other proposal properly come before the Annual Meeting, the persons named in the enclosed proxy will vote on each such proposal in accordance with their discretion.


                               OTHER INFORMATION

INTERESTS OF COMPANY AFFILIATES

         None of the Company's directors, executive officers or principal shareholders, including any of their affiliates has any interest in the matters to be acted upon at the Annual Meeting, other than the election of directors and the proposed amendment to the Plan.


PROPOSALS OF SHAREHOLDERS

         Shareholders intending to submit proposals for presentation at the 1997 Annual Meeting of Shareholders of the Company for inclusion in the proxy statement and form of proxy relating to that meeting should forward those proposals to A.E. Jolley, Secretary, Shop At Home, Inc., 5210 Schubert Road, P.O. Box 12600, Knoxville, Tennessee 37912. Proposals must be in writing and must be received by the Company prior to August 8, 1997. Proposals should be sent to the Company by certified mail, return receipt requested.

COST OF SOLICITATION OF PROXIES

         The cost of solicitation of proxies, including expenses in connection with preparing, assembling and mailing this Proxy Statement, will be borne by the Company. That solicitation will be made by mail, and may also be made by the Company's regular officers or employees, personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.

ANNUAL REPORT

         The Company's 1996 Annual Report on Form 10-K accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

                                   APPENDIX A

                                AMENDMENT NO. 1
                               SHOP AT HOME, INC.
                          OMNIBUS STOCK INCENTIVE PLAN


                 WHEREAS, Shop At Home, Inc. (the "Company") adopted the Shop At Home, Inc. Omnibus Stock Incentive Plan (the "Plan") effective November 25, 1991; and

                 WHEREAS, the Board reserved the right to amend the Plan pursuant to Article XII of the Plan; and

                 WHEREAS, the Board desires to amend the Plan to allow for the exercise of options after termination of employment;

                 NOW, THEREFORE, the Plan is hereby amended, subject to shareholder approval, effective with respect to options and SARs granted on and after April 1, 1996, as follows. Failure to obtain approval of the Company's shareholders shall render the following amendments void.

         7. Section 1.5 is amended by inserting the phrase "or its affiliates" after the word "Company."

         8.      Section 7.1 is amended to read as follows:

                 An Option or SAR shall be exercisable at such time and in such manner as provided by the Committee in the Option or SAR Agreement.

         9. The third sentence of Section 7.2 is amended to read as follows:

                 All Options and SARs shall terminate as provided by the Committee in the Option or SAR Agreement, subject to the maximum period limitations set forth in this Section 7.2 with respect to incentive stock options and Corresponding SARs; provided, however, that the Committee shall provide for the termination of an incentive stock option and Corresponding SAR no later than: [i] three (3) months following termination of employment with the Company or an Affiliate for any reason other than death or disability; and [ii] one (1) year following termination of employment with the Company or an Affiliate because of disability (within the meaning of Code
                 Section 22(e)(3).

         10. Section 7.4 is amended by changing the period at the end thereof to a semicolon and adding the following phrase thereafter:

                 provided, however, that in the case of an incentive stock option, if the leave de- scribed in the preceding sentence exceeds 90 days and reemployment is not guaranteed by contract or statute, the

                 Participant's employment shall be deemed to have terminated on the 91st day of such leave.

         11.     Article VII is amended by the addition of the following new
                 Section 7.5:

                 Exercises Causing Loss of Tax Deduction. No part of an option or SAR may be exercised to the extent the exercise would cause the Participant to have compensation from the Company and its affiliated companies for any year in excess of $1 million and which is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m). Any option or SAR not exercisable because of this limitation shall continue to be exercisable in any subsequent year in which the exercise would not cause the loss of the Company's or its affiliated companies' tax deduction, provided that an incentive stock option and Corresponding SAR may not be exercised later than ten (10) years from date of grant or five (5) years in the case of a Ten Percent Shareholder. This section shall not limit the exercisability of an option in the event of change in control to the extent provided by the Committee in the option or SAR Agreement.

         12. In all other respects, the Plan is hereby ratified and confirmed in its entirety.

                                                                    APPENDIX B
 PROXY                          SHOP AT HOME, INC.
        PROXY SOLICITED BY THE BOARD OF DIRECTORS OF SHOP AT HOME, INC.
 FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, DECEMBER 6, 1996.

   The undersigned hereby appoints A. E. JOLLEY AND JOSEPH I. OVERHOLT, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of Shop at Home, Inc. to be held at the LaQuinta Inn, located at 5634 Merchants Center Boulevard, Knoxville, Tennessee, on Friday, December 6, 1996, at 11:00 o'clock, a.m., local time, and any adjournments thereof.

(1) ELECTION OF DIRECTORS:

   [ ] FOR all the following nominees (except as indicated to the contrary below):

     W. Paul Cowell, A. E. Jolley, Joseph I. Overholt, J.D. Clinton, Frank A.
                              Woods, Kent E. Lillie.

   [ ] AGAINST THE FOLLOWING NOMINEE(S) (PLEASE PRINT NAMES(S)):

   [ ] WITHHOLD AUTHORITY (ABSTAIN) TO VOTE FOR THE FOLLOWING NOMINEES (PLEASE
       PRINT NAME):

   [ ] AGAINST ALL NOMINEES.

   [ ] WITHHOLD AUTHORITY (ABSTAIN) to vote for all nominees.

(2) To approve the proposed amendment to the Shop at Home, Inc. Omnibus Stock Incentive Plan.

       [ ] FOR        [ ] AGAINST        [ ] WITHHOLD AUTHORITY (ABSTAIN)

(3) To approve the selection of Coopers & Lybrand L.L.P., Knoxville, Tennessee, as the Company's independent auditors for the fiscal year 1997.

       [ ] FOR        [ ] AGAINST        [ ] WITHHOLD AUTHORITY (ABSTAIN)

(4) In their discretion, to transact such other business as may properly be brought before the meeting or any adjournment thereof.

       [ ] FOR        [ ] AGAINST        [ ] WITHHOLD AUTHORITY (ABSTAIN)

             (PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE.)

   Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors, FOR the proposed amendment to the Omnibus Stock Incentive Plan, and FOR the selection of Coopers & Lybrand.

                                                  Date: ________________, 1996

                                                  PLEASE SIGN HERE AND RETURN
                                                  PROMPTLY

                                                  ____________________________

                                                  ____________________________

                                                  Please sign exactly as your
                                                  name appears at left. If
                                                  registered in the names of two
                                                  or more persons, each should
                                                  sign. Executors,
                                                  administrators, trustees,
                                                  guardians, attorneys, and
                                                  corporate officers should show
                                                  their full titles.

--------------------------------------------------------------------------------

 If you have changed your address, please PRINT your new address on this line.